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                                                                    EXHIBIT 99.1

                           INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Ohio State Financial Services, Inc.

We have reviewed the accompanying consolidated statement of financial condition of Ohio State Financial Services, Inc. and subsidiary as of June 30, 2001, and the related consolidated statement of cash flows for the six month period then ended, and the consolidated statements of operations for the six- and three-month periods then ended. These financial statements are the responsibility of Ohio State Financial Services, Inc.'s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated statement of financial condition as of December 31, 2000, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated August 3, 2001, we expressed an unqualified opinion on those consolidated financial statements.

/s/ S. R. SNODGRASS, A.C.

Wheeling, West Virginia
August 3, 2001


S. R. SNODGRASS, A.C.
980 National Road., Wheeling, WV 26003-6400 Phone 304 233-5030